UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2006
Odyssey Re Holdings Corp.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	6719 Commission File Number	52-2301683 (I.R.S. Employer Identification Number)

Odyssey Re Holdings Corp.
300 First Stamford Place, Stamford, Connecticut 06902
(203) 977-8000
(Address of principal executive offices and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
     On April 28, 2006, our shareholders approved the Odyssey Re Holdings Corp. Amended and Restated Long-Term Incentive Plan (the “LTIP”), which provided for a five-year extension to the LTIP. The LTIP generally permits the Compensation Committee of our Board of Directors to provide annual cash awards to certain employees upon the attainment of performance goals established by the Compensation Committee. As a result of shareholder approval, the LTIP now expires on December 31, 2011. (Previously, the LTIP was scheduled to expire on December 31, 2006.) Approximately 176 employees currently are eligible to receive awards under the LTIP, including officers and other members of management.

EXHIBIT INDEX

Exhibit	Description
10.1	Odyssey Re Holdings Corp. Amended and Restated Long Term Incentive Plan (incorporated herein by reference to Appendix A to Odyssey Re Holdings Corp.’s Schedule 14A filed with the Securities and Exchange Commission on April 3, 2006).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  May 2, 2006

ODYSSEY RE HOLDINGS CORP.
By:	/s/ Donald L. Smith
	Name:	Donald L. Smith
	Title:	Senior Vice President, General Counsel and Corporate Secretary